Exhibit 10.1

STOCK OPTION AGREEMENT

pursuant to the

CAMBIUM LEARNING GROUP, INC. 2009 EQUITY INCENTIVE PLAN

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into by and between Cambium Learning Group, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Optionee”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Cambium Learning Group, Inc. 2009 Equity Incentive Plan (the “Plan”). The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Agreement, except as otherwise specifically provided in the Plan.

Optionee : [NAME]	Date of Grant: July 30, 2013

Vesting Commencement Date: January 1, 2013	Exercise Price: $XXXX per share

Expiration Date: [DATE]	Number of Shares of Common Stock: [ ]

Address: _______________________________________________________________________________

The Optionee is hereby granted an option (the “Option”), pursuant to and in accordance with the Plan, to purchase shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), upon the terms, conditions and provisions set forth below, and subject in all respects to the terms, conditions and provisions of the Plan:

1. DATE OF GRANT. The Option is granted as of Date of Grant specified above.

2. TYPE OF OPTION. The Option shall be treated for all purposes as a Non-Statutory (or Non-Qualified) Stock Option under the Internal Revenue Code of 1986, as amended (the “Code”). The Option is not intended to qualify as an “Incentive Stock Option” within the provisions of Section 422 of the Code.

3. TOTAL NUMBER OF SHARES OF COMMON STOCK COVERED BY OPTION. The total number of shares of Common Stock subject to the Option is the number of shares of Common Stock specified above (the “Shares”).

4. EXERCISE PRICE. The per-share exercise price of the Option shall equal the Exercise Price specified above (the “Exercise Price”).

5. EXPIRATION DATE. The Option shall expire on the Expiration Date specified above (the “Expiration Date”), subject to earlier termination as provided in this Agreement and the Plan.

6. VESTING SCHEDULE. Except as otherwise provided in this Agreement, the Option shall vest and become exercisable with respect to 1/48th of the Shares on the last day of each month during the four (4) year period commencing on the Vesting Commencement Date; provided that the Optionee remains employed by the Company (or any Parent or Subsidiary) through each applicable vesting date.

7. EXERCISE OF OPTION FOLLOWING TERMINATION OF EMPLOYMENT. If the Optionee’s employment with the Company (or any Parent or Subsidiary) terminates for any reason other than for Cause, death or Disability, the Option, to the extent vested as of the date of such termination of employment, may be exercised for a period of ninety (90) days following such termination of employment (but in no event later than the Expiration Date). If the Optionee’s employment with the Company (or any Parent or Subsidiary) terminates for Cause (as determined by the Administrator in accordance with the Plan), the Optionee shall have no right to exercise the Option, whether or not then vested, at any time on or after the effective date of such termination. If the Optionee’s employment with the Company (or any Parent or Subsidiary) terminates by reason of death or Disability, the Option, to the extent vested as of such termination of employment, may be exercised for a period of twelve (12) months following such termination of employment (but in no event later than the Expiration Date). Notwithstanding anything herein to the contrary, the Board of Directors of the Company may (but shall not be required to) cause the Option to become fully vested and exercisable upon the occurrence of a Change in Control (as defined in the Plan).

8. METHOD OF EXERCISE. This Option is exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of this Agreement and the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Administrator. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of the fully executed Exercise Notice accompanied by the aggregate Exercise Price. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

9. METHOD OF PAYMENT. The aggregate Exercise Price for the Option shall be payable by the Optionee, at the time the Option is exercised, by any of the following methods (or a combination thereof): (i) in cash; (ii) by check; (iii) by delivering shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; (iv) pursuant to a “cashless exercise” program implemented by the Company in connection with the Plan, including any net-settlement or broker-assisted cashless exercise program; or (v) such other form of consideration as the Administrator shall determine in its discretion, provided that such form of consideration is permitted by the Plan and by applicable laws. No Exercised Shares shall be issued pursuant to exercise of the Option until full payment has been made for such shares. In addition, upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements. The Company shall have the right to require the Optionee to pay, or make other arrangements satisfactory to the Company to satisfy, all tax withholding obligations in connection with the Optionee’s exercise of the Option.

10. NON-TRANSFERABILITY OF OPTION. Unless otherwise consented to in advance in writing by the Administrator, the Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

11. SECURITIES MATTERS. All Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. As a condition precedent to the Optionee’s acquisition of Exercised Shares, the Company may require that the Optionee submit a letter to the Company stating that such Shares are being acquired for investment and not with a view to the distribution thereof. The Company shall not be obligated to sell or issue any Exercised Shares pursuant to this Agreement unless, on the date of sale and issuance thereof, such Exercised Shares are either registered under the Securities Act of 1933, as amended, and all applicable state securities laws, or are exempt from registration thereunder. Any such Exercised Shares acquired by the Optionee may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by Federal and state securities laws. The Company has the right to delay the exercise of the Option if listing, registration or qualification of the Common Stock under any federal or state securities law or stock exchange or similar rule is required and has not been obtained.

12. OTHER PLANS. No amounts of income received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided pursuant to the terms of such plan.

13. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES SUBJECT TO THE OPTION PURSUANT TO THE VESTING SCHEDULE SET FORTH HEREIN IS EARNED ONLY BY CONTINUING EMPLOYMENT WITH THE COMPANY OR ANY PARENT OR SUBSIDIARY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY PARENT OR SUBSIDIARY TO TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

14. ENTIRE AGREEMENT; AMENDMENT OR MODIFICATION. The Plan, a copy of which has been provided to the Optionee, is incorporated herein by reference. This Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. By signing this Agreement, you acknowledge receipt of a copy of the Plan. This Agreement may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee or as otherwise permitted by the Plan.

15. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

By your signature and the signature of the Company’s representative below, you and the Company agree that the Option is granted under and governed by the terms and conditions of, and that all rights and liabilities in connection with the Option are set forth in, the Plan and this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Agreement.

OPTIONEE	CAMBIUM LEARNING GROUP, INC.

By:

Print Name	Print Name

Date:	Title

Date:

EXHIBIT A

CAMBIUM LEARNING GROUP, INC. 2009 EQUITY INCENTIVE PLAN

OPTION EXERCISE NOTICE

Cambium Learning Group, Inc.

17855 N. Dallas Parkway, Suite 400

Dallas, Texas 75287

Attention: Corporate Secretary

1. Exercise of Option. Effective as of today,             , 201    , the undersigned (the “Optionee”) hereby elects to exercise the option (the “Option”) granted to the Optionee to purchase      shares (the “Shares”) of common stock, par value $0.001 per share, of Cambium Learning Group, Inc. (the “Company”) under and pursuant to the Cambium Learning Group, Inc. 2009 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement between the Company and the Optionee dated July 30, 2013 (the “Option Agreement”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Option Agreement. The aggregate Exercise Price for the Shares shall be $            , as required under the Option Agreement.

2. Delivery of Payment. Payment of the full aggregate Exercise Price is being made by the Optionee through the following method (PLEASE CHECK THE APPROPRIATE BOX):

☐	Payment in cash.

☐	Payment by check.

☐	Payment through the delivery to the Company of shares of Common Stock.

☐	Payment through a net-settlement or broker-assisted cashless exercise program.

Please provide broker contact information below:

☐	Payment through another means that has been previously approved by the Administrator.

Please describe below:

3. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares covered by the exercise of the Option, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance.

4. Entire Agreement; Governing Law. The Plan and the Option Agreement are incorporated herein by reference. This Option Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. This Option Exercise Notice may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee or as otherwise permitted by the Plan. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

Submitted by:	Accepted by:

OPTIONEE	CAMBIUM LEARNING GROUP, INC.

By:

Print Name	Print Name and Title

Date:	Date: